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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the Incorporation by reference in the Prospectus on Form S-3 of Core Laboratories N.V. of our report dated April 1, 1997 relating to the consolidated financial statements of Saybolt International B.V., which appears in the Current Report on Form 8-K/A of Core Laboratories N.V. dated July 21, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Morristown, NJ

November 18, 1997